MFA MORTGAGE INVESTMENTS, INC. 350 Park Avenue NEW YORK, NY 10022 TELEPHONE (212) 207-6400

PRESS RELEASE		FOR IMMEDIATE RELEASE

February 14, 2005		NEW YORK METRO

CONTACT:	Shira Finkel	NYSE: MFA
(212) 207-6400
www.mfa-reit.com

MFA Mortgage Investments, Inc. Announces
Dividend Tax Information for 2004

MFA Mortgage Investments, Inc. (“MFA”), a real estate investment trust (“REIT”), today announced tax information regarding its dividend distributions for the tax year ended December 31, 2004.

Stockholders should check their 2004 tax statements received from brokerage firms in order to ensure that the MFA dividend distribution information reported on such statements conforms to the information reported herein. Stockholders should also consult with their tax advisors to determine their individual tax treatment of the dividend distributions paid by MFA.

As a REIT, MFA’s dividend distributions are generally not eligible for the tax rate reductions enacted for qualified dividend income under the Jobs and Growth Tax Relief Reconciliation Act of 2003. Thus, the portion of MFA’s dividends that are characterized as ordinary income generally will be subject to full ordinary income tax rates. For stockholders that are corporations, MFA’s dividends are not eligible for the corporate dividend distributions received deduction on Form 1120.

The following table provides detailed tax information relating to the quarterly dividend distributions paid to stockholders during the 2004 tax year:

MFA’s Common Stock (CUSIP: 55272X102):

Quarter	Dividend Type	Declaration Date	Record Date	Payable Date	Total Distribution per Share	Dividend From Ordinary Earnings	Return of Capital	Capital Gain Distribution
12/31/03	Common	12/17/2003	12/30/2003	1/30/2004	$0.03880	$0.03880	$0.000	$0.00000
1 Q	Common	04/01/2004	04/12/2004	04/30/2004	$0.26000	$0.25898	$0.000	$0.00102
2 Q	Common	07/01/2004	07/12/2004	07/30/2004	$0.25000	$0.24855	$0.000	$0.00107
3 Q	Common	10/01/2004	10/12/2004	10/29/2004	$0.23000	$0.22852	$0.000	$0.00109
4 Q	Common	12/16/2004	12/27/2004	01/31/2005	$0.22000	$0.21888	$0.000	$0.00112

During the 2004 tax year, MFA declared total dividend distributions of $0.960 per share of Common Stock. As explained above, approximately $0.960 per share of these dividend distributions were reported to MFA stockholders as dividends for the tax year ended December 31, 2004 and $0.03880 per share of ordinary dividends, which were declared in the 4th quarter of 2003 and paid in January of 2004, were also reported to MFA stockholders as taxable dividends for the tax year ended December 31, 2004.

MFA’s Series A Cumulative Redeemable Preferred Stock (CUSIP: 55272X201):

Quarter	Dividend Type	Declaration Date	Record Date	Payable Date	Total Distribution per Share	Dividend From Ordinary Earnings	Return of Capital	Capital Gain Distribution
2 Q	Preferred	05/27/2004	06/04/2004	06/30/2004	$0.37780	$0.37797	$0.000	$0.0003
3 Q	Preferred	08/23/2004	09/01/2004	09/30/2004	$0.53125	$0.53121	$0.000	$0.0003
4 Q	Preferred	11/19/2004	12/01/2004	12/31/2004	$0.53125	$0.53120	$0.000	$0.0005

During 2004, MFA declared total dividend distributions of $1.4403 per share of Series A Cumulative Redeemable Preferred Stock.

MFA elected, commencing with its taxable year ended December 31, 1998, to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder applicable to REITs. In accordance with the Code, dividends declared by a REIT in the last month of a calendar year with a record date in such calendar year, but which are payable in January of the following year, are considered paid for Form 1099-DIV reporting purposes on the record date, not on the payable date.

Pursuant to the Code, $.02003 per share paid in January 2005 will be treated as distributions to stockholders in 2005 for federal, state and local income tax purposes. This amount represents the per share portion of the dividend distribution which exceeded the Company’s distributable earnings and profits for the year ended December 31, 2004. This amount will be treated for income tax purposes as a 2005 dividend distribution to MFA’s stockholders to whom the distribution was payable on January 31, 2005.

MFA seeks to generate income from investment in high-quality ARM-MBS and other assets. At December 31, 2004, MFA had total assets of approximately $6.9 billion.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting Mellon Investor Services, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at www.melloninvestor.com or visit MFA’s website at www.mfa-reit.com.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to; changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of such statements.